EXHIBIT 99.1

AutoZone Reports 17 Week 4th Quarter Sales Increase of 10.4 Percent; EPS Increases 20.1 Percent to $3.88

MEMPHIS, Tenn., Sept. 19, 2008 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE:AZO) today reported net sales of $2.2 billion for its fourth quarter (17 weeks) ended August 30, 2008, an increase of 10.4% from fiscal fourth quarter 2007 (16 weeks). Excluding sales from the additional week included in this year's quarter, sales were up 4.1%. Domestic same store sales, or sales for stores open at least one year, increased 0.6% for the quarter.

Net income for the quarter increased 12.2% over the same period last year to $243.7 million, while diluted earnings per share increased 20.1% to $3.88 per share from $3.23 per share in the year-ago quarter. Excluding the additional week, net income for the quarter increased 5.0% over the previous year's quarter to $227.9 million, while diluted earnings per share increased 12.4% to $3.63 per share.

For the quarter, gross profit, as a percentage of sales, was 50.3% (versus 50.1% last year). The improvement in gross margin was positively impacted by category management efforts, partially offset by higher shrink expense and increased distribution expense relating to higher fuel costs. Operating expenses, as a percentage of sales, were 31.4% (versus 31.3% last year). The increase in operating expenses, as a percentage of sales, was primarily due to higher employee medical expense and fuel expense for our commercial fleet.

For the fiscal year ended August 30, 2008, sales were $6.5 billion, an increase of 5.7% from the prior year, while domestic same store sales were up 0.4%. Operating profit increased 6.5% on an operating margin of 17.2%. For fiscal 2008, net income increased 7.7% to $642 million, while diluted earnings per share for the period increased 17.8% to $10.04 from $8.53. Excluding results from the additional week, sales increased 3.7% from the prior year, and operating profit increased 4.0% on an operating margin of 17.1%. Net income, excluding the extra week, increased 5.1% to $626 million, and diluted earnings per share increased 14.9% to $9.80.

Under its share repurchase program, AutoZone repurchased 3.9 million shares of its common stock for $499 million during the fourth quarter, at an average price of $128 per share. For the fiscal year, the Company repurchased 6.8 million shares of its common stock for $849 million, at an average price of $125 per share.

The Company's GAAP inventory increased 7.1% over the same period last year. However, adjusted inventory per store, which includes supplier owned pay-on-scan inventory, was $509 thousand versus $500 thousand last year, an increase of 1.6%. Net inventory, defined as merchandise inventories less accounts payable, decreased on a per store basis to $25 thousand from $34 thousand last year.

"I would like to thank our entire organization for the solid performance delivered this past quarter. We are pleased to report our eighth consecutive quarter of double digit earnings per share growth, particularly in light of the challenging macro environment. For the year, we reached many new milestones which included exceeding $6.5 billion in sales. We also improved our return on invested capital, achieving 24.0% at year end. While our same store sales performance accelerated slightly from last quarter, it did not meet our aspirations. We continue to believe we have the right plans in place and we will continue to focus intensely on executing our plans. We will maintain our disciplined approach to growing operating earnings and utilizing our capital effectively," said Bill Rhodes, Chairman, President and Chief Executive Officer.

During the quarter AutoZone opened 60 new stores and replaced six stores in the U.S. and opened 18 stores in Mexico. As of August 30, 2008, the Company had 4,092 stores in 48 states, the District of Columbia and Puerto Rico in the U.S. and 148 stores in Mexico.

AutoZone is the leading retailer and a leading distributor of automotive replacement parts and accessories in the United States. Each store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, and service stations. AutoZone also sells the ALLDATA brand diagnostic and repair software. On the web, AutoZone sells diagnostic and repair information, and auto and light truck parts through www.autozone.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Monday, September 22, 2008, beginning at 10:00 a.m. (EDT) to discuss its fourth quarter results. Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com by clicking "Investor Relations," "Conference Calls." The call will also be available by dialing (210) 839-8923. A replay of the call and slides will be available on AutoZone's website. In addition, a replay of the call will be available by dialing (203) 369-1211 through Monday, September 29, 2008 at 11:59 p.m. (EDT).

This release includes certain financial information not derived in accordance with generally accepted accounting principles ("GAAP"). These non-GAAP measures include return on invested capital, adjusted inventory, adjusted inventory per store, adjusted debt, adjusted debt/EBITDAR, and adjusted consolidated statements of operations. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company's comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company's debt levels to a ratio of adjusted debt to EBITDAR and manages cash flows available for share repurchase by monitoring cash flows before share repurchases, as shown on the attached tables. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release are forward-looking statements. Forward-looking statements typically use words such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy," and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: competition; product demand; the economy; credit markets; the ability to hire and retain qualified employees; consumer debt levels; inflation; weather; raw material costs of our suppliers; energy prices; war and the prospect of war, including terrorist activity; availability of consumer transportation; construction delays; access to available and feasible financing; and changes in laws or regulations. Forward-looking statements are not guarantees of future performance and actual results; developments and business decisions may differ from those contemplated by such forward-looking statements, and such events could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results. Please refer to the Risk Factors section of AutoZone's Form 10-K for the fiscal year ended August 25, 2007, for more information related to those risks.

 AutoZone's 4th Quarter Highlights - Fiscal 2008

 Condensed Consolidated Statements of Operations
 4th Quarter
 (in thousands, except per share data)

                        GAAP Results                 Adjustments
                    ------------------------  ------------------------
                      17 Weeks   16 Weeks         4th
                       Ended       Ended        Quarter        4th
                     August 30,  August 25,      2008        Quarter
                        2008       2007         Week 17       2007
                    -----------  -----------  -----------  -----------

 Net sales           $2,210,514   $2,002,707   $ (125,894)  $       --
 Cost of sales        1,098,702      998,363      (62,700)          --
                    -----------  -----------  -----------  -----------
 Gross profit         1,111,812    1,004,344      (63,194)          --
 Operating, SG&A
  expenses              694,973      625,975      (36,087)          --
                    -----------  -----------  -----------  -----------

 Operating profit
  (EBIT)                416,839      378,369      (27,107)          --
 Interest
  expense, net           34,764       38,090       (2,340)          --
                    -----------  -----------  -----------  -----------
 Income before
  taxes                 382,075      340,279      (24,767)          --
 Income taxes           138,328      123,104       (8,967)          --
                    -----------  -----------  -----------  -----------
 Net income          $  243,747   $  217,175   $  (15,800)  $       --
                    ===========  ===========  ===========  ===========
 Net income per
  share:
  Basic              $     3.92   $     3.26   $    (0.26)  $       --
  Diluted            $     3.88   $     3.23   $    (0.25)  $       --
 Weighted average
  shares
  outstanding:
  Basic                  62,238       66,554       62,238       66,554
  Diluted                62,861       67,287       62,861       67,287

                                                     Adjusted
                                              ------------------------
                                              4th Quarter
                                                 2008
                                               Excluding   4th Quarter
                                                Week 17        2007
                                              -----------  -----------
 Net sales                                     $2,084,620   $2,002,707
 Cost of sales                                  1,036,002      998,363
                                              -----------  -----------
 Gross profit                                   1,048,618    1,004,344
 Operating, SG&A expenses                         658,886      625,975
                                              -----------  -----------

 Operating profit (EBIT)                          389,732      378,369
 Interest expense, net                             32,424       38,090
                                              -----------  -----------
 Income before taxes                              357,308      340,279
 Income taxes                                     129,361      123,104
                                              -----------  -----------
 Net income                                    $  227,947   $  217,175
                                              ===========  ===========
 Net income per share:
  Basic                                        $     3.66   $     3.26
  Diluted                                      $     3.63   $     3.23
 Weighted average shares outstanding:
  Basic                                            62,238       66,554
  Diluted                                          62,861       67,287

 Year-to-date 4th Quarter, FY 2008
 (in thousands, except per share data)

                          GAAP Results             Adjustments
                    ------------------------  ------------------------
                     53 Weeks    52 Weeks
                       Ended       Ended      Fiscal Year
                     August 30,   August 25,     2008      Fiscal Year
                       2008         2007        Week 53        2007
                    -----------  -----------  -----------  -----------

 Net sales           $6,522,706   $6,169,804   $ (125,894)  $       --
 Cost of sales        3,254,645    3,105,554      (62,700)          --
                    -----------  -----------  -----------  -----------
 Gross profit         3,268,061    3,064,250      (63,194)          --
 Operating, SG&A
  expenses            2,143,927    2,008,984      (36,087)          --
                    -----------  -----------  -----------  -----------
 Operating profit
  (EBIT)              1,124,134    1,055,266      (27,107)          --
 Interest
  expense, net          116,745      119,116       (2,340)          --
                    -----------  -----------  -----------  -----------
 Income before
  taxes               1,007,389      936,150      (24,767)          --
 Income taxes           365,783      340,478       (8,967)          --
                    -----------  -----------  -----------  -----------
 Net income          $  641,606   $  595,672   $  (15,800)  $       --
                    ===========  ===========  ===========  ===========
   Net income per
  share:
  Basic              $    10.14   $     8.62   $    (0.25)  $       --
  Diluted            $    10.04   $     8.53   $    (0.24)  $       --
 Weighted Average
  Shares
  outstanding:
  Basic                  63,295       69,101       63,295       69,101
  Diluted                63,875       69,844       63,875       69,844

                                                       Adjusted
                                              ------------------------
                                              Fiscal Year
                                                 2008
                                               Excluding   Fiscal Year
                                                Week 53       2007
                                              -----------  -----------

 Net sales                                    $ 6,396,812  $ 6,169,804
 Cost of sales                                  3,191,945    3,105,554
                                              -----------  -----------
 Gross profit                                   3,204,867    3,064,250
 Operating, SG&A expenses                       2,107,840    2,008,984
                                              -----------  -----------
 Operating profit
  (EBIT)                                        1,097,027    1,055,266
 Interest expense, net                            114,405      119,116
                                              -----------  -----------
 Income before taxes                              982,622      936,150
 Income taxes                                     356,816      340,478
                                              -----------  -----------
 Net income                                    $  625,806   $  595,672
                                              ===========  ===========
 Net income per share:
  Basic                                        $     9.89   $     8.62
  Diluted                                      $     9.80   $     8.53
 Weighted Average Shares outstanding:
  Basic                                            63,295       69,101
  Diluted                                          63,875       69,844

 Selected Balance Sheet Information
 (in thousands)
                                  August 30, 2008    August 25, 2007
                                  ---------------    ---------------

 Cash and cash equivalents        $       242,461    $        86,654
 Merchandise inventories                2,150,109          2,007,430
 Current assets                         2,586,301          2,270,455
 Property and equipment, net            2,289,656          2,177,842
 Total assets                           5,257,112          4,804,709
 Accounts payable                       2,043,271          1,870,668
 Current liabilities                    2,519,320          2,285,894
 Debt                                   2,250,000          1,935,618
 Stockholders' equity                     229,687            403,200
 Working capital                           66,981            (15,439)
 -------------------------------------------------------------------

 Adjusted Debt / EBITDAR
 (Trailing 4 Qtrs)                August 30, 2008    August 25, 2007
 -----------------------          ---------------    ---------------
 Net income                       $       641,606    $       595,672
 Add:  Interest                           116,745            119,116
       Taxes                              365,783            340,478
                                  ---------------    ---------------
 EBIT                                   1,124,134          1,055,266

 Add:  Depreciation                       169,509            159,411
       Rent expense                       165,121            152,523
       Option expense                      18,388             18,462
                                  ---------------    ---------------
 EBITDAR                          $     1,477,152    $     1,385,662

 Debt                             $     2,250,000    $     1,935,618
 Capital lease obligations                 64,061             55,088
 Add: adjusted rent x 6                   990,726            915,138
                                  ---------------    ---------------
 Adjusted debt                    $     3,304,787    $     2,905,844
                                  ===============    ===============

 Adjusted debt to EBITDAR                     2.2                2.1

 Selected Cash Flow Information
 (in thousands)

                         17 Weeks    16 Weeks    53 Weeks    52 Weeks
                           Ended       Ended      Ended       Ended
                         August 30,  August 25,  August 30,  August 25,
                           2008        2007        2008        2007
                         ---------   ---------   ---------   ---------
 Depreciation            $  52,800   $  50,806   $ 169,509   $ 159,411
 Capital spending        $  90,072   $  66,714   $ 243,594   $ 224,474

 Cash flow before
  share repurchases:
 Net increase
  (decrease) in cash
  and cash equivalents   $ 160,807   $   4,081   $ 155,807   $  (4,904)
 Subtract increase
  (decrease) in debt       318,000      (3,324)    314,382      78,461
 Subtract share
  repurchases             (499,206)   (297,423)   (849,196)   (761,887)
                         ---------   ---------   ---------   ---------
 Cash flow before
  share repurchases
  and changes in debt    $ 342,013   $ 304,828   $ 690,621   $ 678,522
                         =========   =========   =========   =========

 Other Selected Financial Information
 (in thousands)
                                            August 30,     August 25,
                                              2008            2007
                                           -----------    ------------

 Cumulative share
  repurchases ($)                          $ 6,290,915     $ 5,441,719
 Remaining share
  authorization ($)                        $   109,085     $   458,281

 Cumulative share repurchases
  (shares)                                     106,056          99,254
 Shares outstanding, end of quarter             59,607          65,960

 ---------------------------------------------------------------------
                                               Trailing 4 Quarters
                                            August 30,      August 25,
                                               2008            2007
                                           -----------    ------------
 Net income                                  $ 641,606       $ 595,672
 Add:  After-tax interest                       74,355          75,793
       After-tax rent                          105,166          97,050
                                           -----------    ------------
 After-tax return                              821,127         768,515

 Average debt*                               2,015,186       1,955,652
 Average capital lease obligations*             60,824          30,538
 Average equity*                               353,411         478,853
 Add: rent x 6                                 990,726         915,138
                                           -----------    ------------
 Pre-tax invested capital                  $ 3,420,147     $ 3,380,181
                                           ===========     ===========

 Return on Invested Capital (ROIC)                24.0%           22.7%
 ---------------------------------------------------------------------

 * All averages are computed by taking trailing 14 periods balances.

 AutoZone's 4th Quarter Fiscal 2008
 Selected Operating Highlights

 Store Count & Square Footage
 ----------------------------
                                   17 Weeks 16 Weeks 53 Weeks 52 Weeks
                                    Ended     Ended    Ended    Ended
                                   Aug. 30, Aug. 25, Aug. 30, Aug. 25,
                                     2008     2007     2008     2007
                                   -------- -------- -------- --------
 Domestic stores:
  Store count:
  Stores opened                          60       53      160      160
  Stores closed                          --        1        1        1
  Replacement stores                      6        3       14       18
  Total domestic stores               4,092    3,933    4,092    3,933

  Stores with commercial programs     2,236    2,182    2,236    2,182

  Square footage (in thousands):     26,236   25,135   26,236   25,135
  Square footage per store            6,412    6,391    6,412    6,391
 Mexico stores:
  Stores opened                          18       13       25       23
  Total stores in Mexico                148      123      148      123

 Total stores chainwide               4,240    4,056    4,240    4,056

 Sales Statistics
 (Domestic Stores Only)
 ----------------------
                         17 Weeks    16 Weeks    16 Weeks
                          Ended       Ended       Ended
                        August 30,  August 23,  August 25,
                           2008        2008        2007
                        ----------  ----------  ----------
 Total retail sales
  ($ in thousands)      $1,827,985  $1,722,460  $1,676,501
  % Increase vs. LY
   retail sales                9.0%        2.7%        2.7%
 Total commercial sales
  ($ in thousands)      $  250,301  $  237,581  $  224,794
  % Increase vs. LY
   commercial sales           11.3%        5.7%        0.5%

 Sales per average store
  ($ in thousands)      $      512  $      483  $      487
 Sales per average
  square foot           $       80  $       75  $       76

                         53 Weeks    52 Weeks    52 Weeks
                          Ended       Ended       Ended
                        August 30,  August 23,  August 25,
                           2008        2008        2007
                        ----------  ----------  ----------
 Total retail sales
  ($ in thousands)      $5,393,498  $5,287,973  $5,160,511
  % Increase vs. LY
   retail sales                4.5%        2.5%        3.4%
 Total commercial sales
  ($ in thousands)      $  753,731  $  741,011  $  705,567
  % Increase vs. LY
   commercial sales            6.8%        5.0%       (0.4%)

 Sales per average store
  ($ in thousands)      $    1,532  $    1,503  $    1,523
 Sales per average
  square foot           $      239  $      235  $      239

                         16 Weeks    16 Weeks    52 Weeks    52 Weeks
                          Ended       Ended       Ended       Ended
                        August 23,  August 25,  August 23,  August 25,
                           2008        2007        2008        2007
                        ----------  ----------  ----------  ----------
 Same store sales              0.6%       (0.2%)       0.4%        0.1%

 Inventory Statistics (Total Stores)

                                    as of                  as of
                               August 30, 2008       August 25, 2007
                               ---------------       ---------------
 Accounts payable/inventory          95.0%                 93.2%

 ($ in thousands)
 Inventory*                     $    2,150,109        $    2,007,430
 Pay-on-scan inventory                   6,732                22,387
                               ---------------       ---------------
 Adjusted inventory             $    2,156,841        $    2,029,817

 Adjusted inventory
  per store                     $          509        $          500

 Net inventory
  (net of payables)             $      106,838        $      136,762
 Net inventory  / store         $           25        $           34

                                        Trailing 4 quarters
                               August 30, 2008       August 25, 2007
                               ---------------       ---------------
 Inventory turns**                         1.6 x                 1.6 x

 *   This is reported balance sheet inventory

 **  Inventory turns is calculated as cost of sales divided by the average merchandise inventory balance over the previous year. The calculation includes cost of sales related to pay-on-scan sales, which were $19.2MM for the trailing 53 weeks ended August 30,
     2008 and $85.4MM for the trailing 52 weeks ended August 25, 2007.

CONTACT:  AutoZone, Inc.
          Financial:
          Brian Campbell
            (901) 495-7005
            brian.campbell@autozone.com
          Media:
          Ray Pohlman
            (901) 495-7962
            ray.pohlman@autozone.com